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                                                                    EXHIBIT 15.1

August 12, 2003


The Board of Directors
Questcor Pharmaceuticals, Inc.

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30558, 333-46990, 333-81243, 333-105694 and 333-105693),
pertaining to the 1992 Stock Option Plan, the 1993 Non-Employee Directors' Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, and in the Registration Statements on Form S-3 (Nos. 333-102988, 333-85160, 333-61866,
333-25661, 333-32159, 333-23085, 333-17501, 333-03507 and 333-107755) and the
related prospectuses, of our report dated July 24, 2003 relating to the unaudited condensed consolidated interim financial statements of Questcor Pharmaceuticals, Inc. that are included in its Form 10-Q for the quarter ended June 30, 2003.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.